Exhibit 5.0
                       Opinion of Igler & Dougherty, P.A.
                  Regarding Legality of Shares of the Company

                             IGLER & DOUGHERTY, P.A.
                                Attorneys at Law
                              1501 PARK AVENUE EAST
                           TALLAHASSEE, FLORIDA 32301
                                    --------
Winter Park Office                                                 Tampa Office
             -------       ------
Federal Trust Bank Building (850) 878-2411 TELEPHONE     Park Tower - Suite 2625
1211 Orange Avenue          (850) 878-1230 FACSIMILE      400 North Tampa Street
Winter Park, Florida 32789                                  Tampa, Florida 33602
(407) 647-0822-Telephone REPLY TO:TALLAHASSEE OFFICE    (813) 307-0510-Telephone
(407) 647-8089-Facsimile                                (813) 307-0415-Facsimile

                                  July 1, 1997

Board of Directors
Federal Trust Corporation
1211 Orange Avenue
Winter Park, Florida 32789

Gentlemen:

         As corporate counsel for Federal Trust Corporation ("Company") we have been requested to provide our opinion concerning certain matters of Florida law relating to the issuance and registration of shares of common stock by the Company in connection with the Company's filing of a Form S-1 Registration Statement with the Securities and Exchange Commission.

         In connection with our opinion, we have reviewed the Company's 1996 Amended Articles of Incorporation and the 1995 Amended and Restated Articles of Incorporation filed with the Florida Secretary of State ("Articles of Incorporation"), its Bylaws, the Registration Statement to be filed on Form S-1 with the Securities and Exchange Commission in connection with the registration of shares of Company common stock, and the stock certificates of the Company. In our examination we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity with the originals of all documents supplied to us as copies and the accuracy and completeness of all corporate records. We have relied upon, as to the factual matters, written statements and other documents from officers of the Company, public officials and government agencies and departments, and we have assumed the accuracy and authenticity of such certificate and documents.

         Based upon and subject to the foregoing, and limited in all respects to matters of Florida law, it is our opinion that:

         1. The Company has been duly organized and is validly existing in good standing as a corporation under the laws of Florida, with corporate power and authority to own its property and conduct business as described in the Form S-1 Registration Statement; and

Board of Directors
July 1, 1997
Page 2

         2. The shares of the Company common stock to be issued in connection with the Form S-1 Registration Statement, have been duly authorized and will constitute validly issued, fully paid and non-assessable shares, with no personal liability for the payment of the Company debts arising by virtue of the ownership thereof.

         We assume no obligation to advise you of any events that occur subsequent to the date of the opinion. This opinion is being furnished to you for your benefit and may not be relied upon by any other person or for any other purpose, and it should not be quoted in whole or in part, or otherwise referred to, nor be filed with or furnished to any governmental agency or other person or entity without the prior written consent of this firm. In that regard, we understand that it is the Company's intent to file this opinion as an exhibit to the Form S-1 Registration Statement in connection with the registration of shares of Company common stock and to that extent we hereby consent to such filing.

                                         Sincerely,

                                         IGLER & DOUGHERTY, P.A.

                                         /s/ Igler & Dougherty, P.A.
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